CUSIP No. 64829B 10 0 13G

EXHIBIT A

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of New Relic, Inc. is filed on behalf of each of us.

Dated: February 10, 2016

TRINITY VENTURES IX, L.P.
By its General Partner, Trinity TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY IX SIDE-BY-SIDE FUND, L.P.
By its General Partner, Trinity TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY IX ENTREPRENEURS’ FUND, L.P.
By its General Partner, Trinity TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TRINITY TVL IX, LLC

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Management Member

TVL MANAGEMENT CORPORATION

By:	/s/ Lawrence K. Orr
Lawrence K. Orr, Director

/s/ Lawrence K. Orr
Lawrence K. Orr

/s/ Noel J. Fenton
Noel J. Fenton

/s/ Fred Wang
Fred Wang

/s/ Augustus O. Tai
Augustus O. Tai

/s/ Patricia E. Nakache
Patricia E. Nakache

/s/ Ajay Chopra
Ajay Chopra

CUSIP No. 64829B 10 0 13G

/s/ Daniel Scholnick
Daniel Scholnick